Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

AS OF 06/30/11

Subsidiary Name	State / Jurisdiction of Incorporation

6464661 Canada, Inc.	Canada

Abilene Nuclear, LLC	Delaware

Allegiance 1, LLC	Delaware

Allegiance (BVI) Holdings Co. Ltd.	British Virgin Islands

Allegiance Corporation	Delaware

Allegiance Healthcare (Labuan) Pte. Ltd.	Malaysia

Allegiance Labuan Holdings Pte. Ltd.	Malaysia

API (Suppliers) Limited	United Kingdom

ARCH Collection Corporation	Delaware

ARCH S.A.	Luxembourg

Beckloff Associates, Inc.	Kansas

Borschow Hospital & Medical Supplies, Inc.	Puerto Rico

C. International, Inc.	Ohio

Cardinal Distribution Holding Corporation – I	Nevada

Cardinal Distribution Holding Corporation – II	Nevada

Cardinal Health (Chongqing) Pharmaceuticals Co., Ltd.	China

Cardinal Health (H.K.) Co. Limited	Hong Kong

Cardinal Health (Hubei) Pharmaceuticals Co., Ltd.	China

Cardinal Health (L) Co., Ltd.	Malaysia

Cardinal Health (Liaoning) Pharmaceuticals Co., Ltd.	China

Cardinal Health (Shanghai) Logistics Co., Ltd.	China

Cardinal Health (Shanghai) Pharmaceuticals Co., Ltd.	China

Cardinal Health 100, Inc.	Indiana

Cardinal Health 104 LP	Ohio

Cardinal Health 105, Inc.	Ohio

Cardinal Health 107, Inc.	Ohio

Cardinal Health 108, Inc.	Tennessee

Cardinal Health 110, Inc.	Delaware

Cardinal Health 111, LLC	Delaware

Cardinal Health 112, LLC	Delaware

Cardinal Health 113, LLC	Wisconsin

Cardinal Health 114, Inc.	Delaware

Cardinal Health 115, LLC	Ohio

Cardinal Health 116, LLC	Delaware

Cardinal Health 118, LLC	Delaware

Cardinal Health 119, LLC	Delaware

Cardinal Health 2, Inc.	Nevada

Cardinal Health 200, LLC	Delaware

Cardinal Health 201, Inc.	Delaware

Cardinal Health 201 Canada L.P.	Canada

Cardinal Health 215, LLC	Delaware

Cardinal Health 222 (Thailand) Ltd.	Thailand

Cardinal Health 3, LLC	Delaware

Cardinal Health 411, Inc.	Ohio

Cardinal Health 414, LLC	Delaware

Cardinal Health 418, Inc.	Delaware

Cardinal Health 5, LLC	Delaware

Cardinal Health 6, Inc.	Nevada

Cardinal Health 7, LLC	Delaware

Cardinal Health Capital Corporation	Ohio

Cardinal Health Brasil 423 Servicos Farmaceuticos Nucleares Ltda	Brazil

Cardinal Health Canada 437, Inc.	Canada

Cardinal Health Canada, Inc.	Canada

Cardinal Health Cardiology Solutions, LLC	Delaware

Cardinal Health Cayman Islands Holding Co. Ltd.	Cayman Islands

Cardinal Health Cayman Islands Ltd.	Cayman Islands

Cardinal Health China Co., Ltd.	China

Cardinal Health Corporate Solutions, LLC	Nevada

Cardinal Health D.R. 203 II Ltd.	Bermuda

Cardinal Health Finance	United Kingdom

Cardinal Health Foundation	Ohio

Cardinal Health Funding, LLC	Nevada

Cardinal Health Holding International, Inc.	New Jersey

Cardinal Health IPS, LLC	Delaware

Cardinal Health Ireland 419 Limited	Ireland

Cardinal Health Luxembourg 420 S.â.r.l.	Luxembourg

Cardinal Health Malaysia 211 Sdn. Bhd.	Malaysia

Cardinal Health Malta 212 Limited	Malta

Cardinal Health MPB, Inc.	Missouri

Cardinal Health Napoleon Holding, LLC	Delaware

Cardinal Health P.R. 218, Inc.	Puerto Rico

Cardinal Health P.R. 409 B.V.	The Netherlands

Cardinal Health P.R. 436, Inc.	Puerto Rico

Cardinal Health Pharmaceutical Contracting, LLC	Delaware

Cardinal Health Pharmacy Services, LLC	Delaware

Cardinal Health Singapore 225 Pte. Ltd.	Singapore

Cardinal Health Systems, Inc.	Ohio

Cardinal Health Technologies Switzerland GmbH	Switzerland

Cardinal Health Technologies, LLC	Nevada

Cardinal Health U.K. 100 Limited	United Kingdom

Cardinal Health U.K. 101 Limited	United Kingdom

Cardinal Health U.K. 105 Limited	United Kingdom

Cardinal Health U.K. 418 Limited	United Kingdom

Cardinal Health U.K. 432 Limited	United Kingdom

Cardinal Health U.K. Holding Limited	United Kingdom

Cardinal Health U.K. International Holding LLP	United Kingdom

CCB, Inc.	Iowa

Centralia Pharmacy, Inc.	Iowa

China Cardinal Health Xingxing Pharmaceutical Co., Ltd.	China

Cirpro de Delicias S.A. de C.V.	Mexico

Clinical Data Matrix, LLC	Delaware

Convertors de Mexico S.A. de C.V.	Mexico

CR Medicap, Inc.	Iowa

Desert PET, LLC	California

DuQuoin Pharmacy, Inc.	Iowa

Dutch American Manufacturers II (D.A.M. II) B.V.	The Netherlands

East Iowa Pharmacies, Inc.	Iowa

Ellipticare, LLC	Delaware

EPIC Insurance Company	Vermont

Grand Avenue Pharmacy, Inc.	Missouri

Griffin Capital, LLC	Nevada

Healthcare Solutions Holding, LLC	Delaware

Healthspot Inc.	Delaware

Inland Empire Regional PET Center, LLC	California

InteCardia-Tennessee East Catheterization, LLC	North Carolina

InteCardia-Tennessee East Diagnostic, LLC	North Carolina

Intercare Holdings Limited	United Kingdom

Intercare Investments Limited	United Kingdom

Iowa Falls Pharmacy, Inc.	Iowa

JRG, Ltd.	Iowa

Killilea Development Company, Ltd.	Ohio

Kinray, Inc.	New York

Lake Charles Pharmaceutical and Medical Equipment Supply Company, LLC	Louisiana

Leader Drugstores, Inc.	Delaware

MedEd Resources, LLC	Delaware

Medicap Pharmacies Incorporated	Iowa

Medicine Shoppe Capital Corporation	Nevada

Medicine Shoppe International, Inc.	Delaware

Medicine Shoppe Internet, Inc.	Missouri

MedTrend International, LLC	Delaware

Microport Healthcare, LLC	California

Midland Pharmacies, Inc.	Iowa

MRI Equipment Partners, Ltd.	Texas

Multi-Medica S.A.	Belgium

OncoSource Rx, LLC	Delaware

One Cloverleaf, LLC	Delaware

Owen Shared Services, Inc.	Texas

P4 Healthcare, LLC	Delaware

P4 Pathways, LLC	Delaware

P4 Solutions, LLC	Delaware

Parch, L.L.C.	Delaware

Parmed Pharmaceuticals, Inc.	Delaware

Pharmacy Operations of New York, Inc.	New York

Pharmacy Operations, Inc.	Delaware

Physicians Purchasing, Inc.	Nevada

Pinnacle Intellectual Property Services International, Inc.	Nevada

Pinnacle Intellectual Property Services, Inc.	Nevada

Quiroproductos de Cuauhtemoc S. de R.L. de C.V.	Mexico

Ransdell Surgical, Inc.	Kentucky

RxealTIME, Inc.	Nevada

Sierra Radiopharmacy, LLC	Nevada

SRx, Inc.	Iowa

Syncor Belgium SPRL	Belgium

Toledo Pharmacy Co.	Iowa

Virginia Imaging Center, LLC	Virginia

West Texas Nuclear Pharmacy Partners	Texas

Yorkshire Pharmacy, Inc.	Iowa